Exhibit 99.2

Smart Balance, Inc.

115 West Century Road - Suite 260

Paramus, New Jersey 07652-1432

October 30, 2007

NOTICE OF REDEMPTION

Dear Public Warrant Holder,

Smart Balance, Inc. (the “Company”) hereby gives notice that it is redeeming, on Monday, December 3, 2007, all of the Company’s outstanding public warrants to purchase common stock. Each public warrant entitles the holder to purchase one share of common stock of the Company at a price of $6.00 per public warrant share exercised. However, at 5:00 p.m. Eastern Time on Monday, December 3, 2007, and thereafter, holders of the public warrants will no longer be entitled to exercise their warrants for common stock and will have no rights, except to receive the redemption price of $.01 per public warrant.

The public warrants trade on the NASDAQ Global Market under the trading symbol “SMBLW.” The public warrants also trade on the NASDAQ Global Market as part of the Company’s units issued in its initial public offering, which consist of one share of common stock and one public warrant, under the trading symbol “SMBLU.” Holders of the Company’s units should follow the procedure set forth in this notice for the exercise or redemption of their public warrants.

On October 24, 2007, the closing price of the public warrants was $6.10 and the closing price of the units was $18.40. As a result of the redemption of the outstanding public warrants, both the public warrants and the units will cease to be listed on the NASDAQ Global Market effective December 4, 2007.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the public warrant holders to exercise their public warrants will terminate at 5:00 p.m. Eastern Time on Monday, December 3, 2007 (the “Redemption Date”). At 5:00 p.m. Eastern Time on the Redemption Date and thereafter, holders of the public warrants will have no rights, except to receive, upon surrender of their public warrant certificates, the redemption price of $.01 per public warrant. We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your public warrants.

The Company is exercising this right to redeem the public warrants pursuant to the terms of the Warrant Agreement, dated as of December 16, 2005, governing the public warrants. Pursuant to the Warrant Agreement, the Company has the right to redeem all of the outstanding public warrants if the last sales price of the Company’s common stock equals or exceeds $11.50 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given. The last sales price of the Company’s common stock has been at least $11.50 per share on each of 20 trading days within the 30 day trading period ending on October 25, 2007 (which is the third business day prior to the date of this notice).

EXERCISE PROCEDURE

Unless the Redemption Date is properly extended pursuant to the section below entitled “Extension of the Redemption Date for HSR Act Filings,” public warrant holders have until 5:00 p.m. Eastern Time on Monday, December 3, 2007 to exercise their public warrants to purchase common stock of the Company. Each public warrant entitles the holder to purchase one share of common stock of the Company at a price of $6.00 per public warrant share exercised.

Those who hold their public warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their public warrants. Persons who are holders of record of their public warrants may exercise their public warrants by sending:

1. The public warrant certificate;

2. A fully and properly completed “Subscription Form” (which is located on the back of your public warrant certificate), duly executed and indicating, among of things, the number of public warrants being exercised; and

3. A good certified check, good bank draft or a check from the Depository Trust Company, payable to Continental Stock Transfer & Trust Company, for the full amount of the exercise price ($6.00 for each public warrant exercised),

To:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Attention: Michael Mullings

Telephone: (212) 845-3217

The method of delivery of the public warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The public warrant certificate and the payment of the exercise price must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. Eastern Time on Monday, December 3, 2007. Public warrants which are received on or after such time will not be exercised, but will be redeemed (unless the holder has properly extended the Redemption Date pursuant to the section below entitled “Extension of the Redemption Date for HSR Act Filings”). Provided that a notice of exercise and payment is received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. Eastern Time on Monday, December 3, 2007, broker-dealers shall have three business days to deliver the public warrant to Continental Stock Transfer & Trust Company.

Any public warrant received which is not accompanied by payment of the exercise price or which is received without the subscription form having been duly executed and fully and properly completed will be deemed to have been delivered for redemption (at $.01 per public warrant), and not for exercise.

EXTENSION OF THE REDEMPTION DATE FOR HSR ACT FILINGS

A filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), may be required if, as a result of the exercise of public warrants for common stock, the public warrant holder would beneficially own, in the aggregate, (i) 10% or more of the outstanding voting securities of the Company or (ii) voting securities of the Company valued at greater than $59.8 million. The Redemption Date will be extended for a public warrant holder that provides written notice to Continental Stock Transfer & Trust Company, prior to 5:00 p.m. Eastern Time on Monday, December 3, 2007, that the exercise of its public warrants could result in the warrant holder being required to make a filing under the HSR Act (a “HSR Warrant Holder”). If such written notice is received prior to 5:00 p.m. Eastern Time on Monday, December 3, 2007, the Redemption Date will be extended, only for the HSR Warrant Holder providing notice, to 5:00 p.m. Eastern Time on Friday, December 14, 2007.

If the HSR Warrant Holder determines that a HSR Act filing is not required to exercise its public warrants, the HSR Warrant Holder must exercise its public warrants to purchase common stock of the Company prior to 5:00 p.m. Eastern Time on Friday, December 14, 2007, pursuant to the procedure set forth in the section above entitled “Exercise Procedure.”

If the HSR Warrant Holder determines a HSR Act filing is required, the HSR Warrant Holder must provide written notice to Continental Stock Transfer & Trust Company, prior to 5:00 p.m. Eastern Time on Friday, December 14, 2007, that it has made the required HSR Act filing necessary for it to exercise its public warrants. If the HSR Warrant Holder provides timely notice that it has made the required HSR Act filing, the HSR Warrant Holder must exercise its public warrants to purchase common stock of the Company prior to 5:00 p.m. Eastern Time, on the third business day following the date on which the HSR Warrant Holder receives notification of HSR Act clearance, pursuant to the section above entitled “Exercise Procedure.”

If a HSR Warrant Holder should fail to provide timely notice under any of the provisions set forth in this section or should fail to exercise its public warrants within the time requirements set forth in this section, the HSR Warrant Holder’s public warrants will not be exercised, but will be redeemed.

Notice under this section will be sufficient if sent, registered mail, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Attention: Michael Mullings

Telephone: (212) 845-3217

REDEMPTION PROCEDURE

Payment of the amount to be received on redemption ($.01 per public warrant) will be made by the Company upon presentation and surrender of the public warrant for payment at 5:00 p.m. Eastern Time on Monday, December 3, 2007 and at any time thereafter. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their public warrants. Persons who are holders of record of their public warrants may redeem their public warrants by delivering their certificates representing their public warrants to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Attention: Michael Mullings

Telephone: (212) 845-3217

ADDITIONAL INFORMATION

You can receive additional information regarding the exercise or redemption of your public warrants by contacting Morrow and Co., LLC, our public warrant solicitation agent, at:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Toll-Free Telephone Number: 1-800-483-1314

Email: smartbalance.info@morrowco.com

The Company has appointed Morrow & Co., LLC to act as its public warrant solicitation agent and to manage the public warrant exercise and redemption process. The Company has agreed to pay Morrow & Co., LLC a cash fee of $5,000.00, plus related expenses, to act as our public warrant solicitation agent.

DELIVERY OF PROSPECTUS

A prospectus covering the common stock issuable upon the exercise of the public warrants accompanies this notice of redemption.

*********************************

If you have any questions about exercising or redeeming the public warrants or need additional copies of the prospectus, please contact Al Gever, Vice President of Financial Planning & Analysis of the Company, at (201) 568-9300 extension 104.

Sincerely,

/s/ Stephen B. Hughes
Stephen B. Hughes
Chairman and CEO

Enc.

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